Exhibit 10.1

March __, 2022

Dear ___________,
This letter agreement (this “Letter Agreement”) memorializes our discussions and agreement concerning an amendment to the terms of the Executive Agreement (the “Executive Agreement”), dated as of ____________, 20__, by and between you and Dollar Tree, Inc. and each of its subsidiaries (collectively, the “Company”).
1.    Definitions. Unless otherwise defined in this Letter Agreement, capitalized terms used herein shall have the meanings assigned to them in the Executive Agreement.
2.    Amendment to Section 4.a. Section 4.a of the Executive Agreement is hereby amended and restated as follows:
a.    Continued Base Salary for twenty-four (24) months following the Separation Date, payable in equal installments in accordance with the Company’s normal payroll practices, which payments shall commence on the next scheduled payroll date after the effective date of the Release (“Salary Continuation Period”). In the event Executive accepts an offer of employment or an offer to provide services in a consulting or other capacity during the Salary Continuation Period, Executive agrees to so inform the Company within three (3) business days, at which time Salary Continuation payments under this Section 4.a shall cease.
3.    Amendment to Section 4.f. Section 4.f of the Executive Agreement is hereby amended and restated as follows:
f.    The Company intends the amounts payable to Executive upon a termination of employment to be excepted from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the maximum extent permissible and that each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code. To the extent that any payment hereunder is subject to Section 409A of the Code, it shall be administered in compliance with the requirements thereof. To the extent required to avoid a violation of Section 409A of the Code, if the period between Executive’s termination of employment and the date on which the Release may become effective includes two calendar years, no payment under Section 4.a (or otherwise under this Agreement) shall be made until the second calendar year. Further, to the extent required to avoid a violation of Section 409A of the Code, if Executive is a “specified employee” under Code Section 409A(a)(2)(i) and the regulations promulgated thereunder on the date of Executive’s termination of employment, then any payment under this Agreement shall be accumulated and paid without interest to Executive on the first business day of the seventh month following the date of Executive’s termination of employment.

4.    Miscellaneous. This Letter Agreement constitutes an amendment of the Executive Agreement. Except as otherwise provided herein, the Executive Agreement shall remain unaltered and of full force and effect.

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Please indicate your agreement with the foregoing terms of this Letter Agreement by signing where indicated below.

Sincerely,

DOLLAR TREE, INC. and its subsidiaries ______________________ By: Title:

Acknowledged and Agreed:

______________________
Name:

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